Applied Digital Reports Fiscal Fourth Quarter and Full Year 2023 Financial Results

-Generated Sequential Revenue Growth of 56% -
-Provides Fiscal 2024 Full-Year Guidance -

DALLAS, TX – July 24, 2023 -- Applied Digital Corporation (Nasdaq: APLD) ("Applied Digital" or the "Company"), a designer, builder, and operator of next-generation digital infrastructure designed for High-Performance Computing (“HPC”) applications, reported financial results for the fiscal fourth quarter and full year ended May 31, 2023. The Company also provided forward guidance and an operational update.

Recent Financial and Operational Highlights
•Fiscal fourth quarter 2023 revenue of $22 million.
•Fiscal fourth quarter 2023 adjusted EBITDA of $2.9 million.
•Fiscal fourth quarter 2023 adjusted loss from continuing operations of $0.3 million, or adjusted loss per share of less than $0.01.
•Launched AI Cloud Service to Provide High-Performance Computing Power for AI Applications
•Energized 9MW Jamestown HPC Facility in May

Management Commentary
“We ended the fiscal year with significant momentum. We successfully energized our Ellendale next-generation data center facility and launched our AI Cloud Service to provide high-performance computing power for AI applications,” said Applied Digital Chairman and CEO Wes Cummins. “Our differentiated and proprietary data center infrastructure uniquely positions us to meet the sophisticated and demanding requirements for businesses and enterprises to run AI workloads and other emerging HPC applications. Our recent announcement of two AI customer agreements worth up to $640 million solidifies our position as a key data center player in the emerging digital infrastructure landscape for artificial intelligence cloud services.”

“Looking ahead, we will accelerate our focus on non-crypto use cases and leverage the capabilities of our next-generation proprietary data center assets for HPC applications. Demand for our services from both traditional customers and emerging HPC applications remains robust, and we remain excited about the year ahead. We are incredibly proud of the progress made during the quarter and look forward to providing further updates on our progress as we head into fiscal 2024.”

Garden City, Texas Facility Update (200MW)
The Company finalized technical details with the utility provider and energy partner. Final tie-in to the substation was started last week and should finish in the next few days. Once we receive final facilities extension agreement, which we expect imminently, the site will begin energization.

Ellendale, North Dakota Facility Update (180MW)
The Company successfully completed the full energization of the facility after initiating the process in early March only six months after initial construction began.

HPC Update
The Company expanded the capacity of its specialized HPC datacenter, adjacent to its existing 100MW Jamestown facility, to 9MW and successfully energized initial capacity at the facility. The facility successfully passed the Integrated Systems Test for its first 200KW of HPC equipment and systems, which is the final step in ensuring that all systems, including powered equipment, operate in accordance with the design intent.

The company continues developing additional HPC data center capacity, including 200MW in North Dakota and 100MW in a new state.

AI Cloud Service Update
Applied Digital’s AI Cloud Service, offered through its wholly owned subsidiary Sai Computing, provides high-performance computing power for artificial intelligence and machine learning applications.

In conjunction with the launch of its AI Cloud Services, the Company announced the signing and successful onboarding of its first AI customer, Character A.I., with an agreement worth up to $180 million over 24 months. The service is expected to be fully operational by the end of 2023 and will be hosted at the standalone 9MW HPC facility in Jamestown along with third-party colocation facilities. This customer executed its option for the full $180 million contract and added an additional option for another $180 million in capacity, doubling the potential value of this initial contract. In June, the Company secured its second AI customer with an agreement worth up to $460 million over 36 months.

Financial Results for Fiscal Fourth Quarter 2023 Ended May 31, 2023
Revenues in the fiscal fourth quarter 2023 were $22 million, up 193% from the fiscal fourth quarter 2022. Hosting revenues were attributable to the Company’s operations in Jamestown, North Dakota along with the increase in energized MW capacity at the Ellendale, North Dakota facility. The Jamestown site operated at full capacity throughout the quarter.

Cost of revenues in the fiscal fourth quarter 2023 was $16.0 million compared to $7.4 million in the fiscal fourth quarter 2022. The increase in cost was attributable to higher energy costs used to generate hosting revenues, depreciation, amortization expense, and personnel expenses for employees working on our Jamestown and Ellendale hosting facilities.
Adjusted Gross Profit, a non-GAAP measure, for the fiscal fourth quarter 2023 was $7.8 million, or 36% of revenue, compared to Adjusted Gross Profit of $1.1 million, or 15% of revenue in the fiscal fourth quarter 2022.

Operating expenses for the fiscal fourth quarter 2023 were $12.3 million, which included $5.2 million of stock-based compensation, $6.2 million in other general and administrative costs, and $0.9 million of depreciation and amortization expenses. For the fiscal fourth quarter 2022, operating expenses were $4.4 million, almost all of which were attributable to general and administrative costs.

Net loss attributable to Applied Digital for the fiscal fourth quarter 2023 was $6.5 million, or $0.07 per basic and diluted share, based on a weighted average share count during the quarter of 95.1 million. This compares to a net loss attributable to Applied Digital of $2.8 million, or $0.04 per basic and diluted share, based on a weighted average share count of 76.6 million for the fiscal fourth quarter 2022.

Adjusted EBITDA, a non-GAAP measure, for the fiscal fourth quarter 2023 was $2.9 million compared to an Adjusted EBITDA loss of 3.1 million for the fiscal fourth quarter 2022.

Adjusted net loss from continuing operations, a non-GAAP measure, for the fiscal fourth quarter of 2023, was a loss of $0.3 million, or adjusted loss per basic and diluted share of less than $0.01, based on a weighted average share count during the quarter of approximately 95.1 million. This compares to an adjusted net loss from continuing operations of $4.3 million, or $0.06 per basic and diluted share, for the fiscal fourth quarter of 2022 based on a weighted average share count during the quarter of approximately 76.6 million.

Applied Digital ended the fiscal year with unrestricted cash and cash equivalents of $29.0 million and $79.4 million in debt outstanding.

Guidance
For full-year fiscal 2024, Applied Digital expects total revenue in the range of $385 million – $405 million, and Adjusted EBITDA in the range of $195 million – $205 million.

Conference Call
Applied Digital will host a conference call today, July 24, 2023, at 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time) to discuss these results. A question-and-answer session will follow the management’s presentation.

To participate, please dial the appropriate number at least ten minutes prior to the start time and ask for the Applied Digital conference call.

U.S. dial-in number: 1-877-407-0792
International number: 1-201-689-8263
Conference ID: 13739906

The conference call will broadcast live and be available for replay here.

Please call the conference telephone number approximately 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Applied Digital’s investor relations team at 1-949-574-3860.

A replay of the call will be available after 1:00 p.m. Eastern time July 24, 2023, through August 7, 2023.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Conference ID: 13739906

About Applied Digital
Applied Digital Corporation (Nasdaq: APLD) designs, develops, and operates next-generation data centers across North America to provide digital infrastructure solutions to the rapidly growing high-performance computing (HPC) industry. Find more information at www.applieddigital.com. Follow us on Twitter at @APLDdigital.

Forward-Looking Statements
This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives. These statements use words, and variations of words, such as "continue," "build," "future," "increase," "drive," "believe," "look," "ahead," "confident," "deliver," "outlook," "expect," and "predict." Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. These risks, uncertainties, and other factors include: decline in demand for our products and services; the volatility of the crypto asset industry; the inability to comply with developments and changes in regulation; cash flow and access to capital; and maintenance of third party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
(In thousands, except number of shares and par value data)

	May 31, 2023	May 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$43,574	$46,299
Accounts receivable	82	227
Prepaid expenses and other current assets	2,103	1,336
Total current assets	45,759	47,862

Property and equipment, net	195,593	64,260
Operating lease right of use asset, net	1,290	1,110
Finance lease right of use asset, net	14,303	5,298
Other Assets	7,012	1,450
TOTAL ASSETS	$263,957	$119,980

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$14,776	$13,260
Current portion of operating lease liability	320	191
Current portion of finance lease liability	5,722	813
Current portion of term loan	7,950	1,333
Customer deposits	36,370	9,524
Current deferred revenue	48,692	3,877
Sales and use tax payable	1,630	—
Total current liabilities	115,460	28,998

Deferred tax liability	—	540
Long-term portion of operating lease liability	1,005	936
Long-term portion of finance lease liability	8,334	4,374
Long-term portion of term loan	33,222	5,897
Long-term related party loan	35,257	—
Other long term related party liabilities	1,000	—
Total liabilities	194,278	40,745

Commitments and contingencies (Note 12)
Stockholders’ deficit:
Common stock, $0.001 par value, 166,666,667 shares authorized, 100,927,358 shares issued and 95,925,630 shares outstanding at May 31, 2023, and 97,837,702 shares issued and 97,801,406 shares outstanding at May 31, 2022	101	98
Treasury stock, 5,001,728 shares at May 31, 2023 and 36,296 shares at May 31, 2022, at cost	(62)	(62)
Additional paid in capital	160,194	128,293
Accumulated deficit	(100,716)	(56,070)
Total stockholders’ equity attributable to Applied Digital Corporation	59,517	72,259
Noncontrolling interest	10,162	6,976
Total Stockholders' equity including noncontrolling interest	69,679	79,235
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$263,957	$119,980

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Year Ended
	May 31, 2023	May 31, 2022	May 31, 2023	May 31, 2022
Revenues:
Hosting revenue	$22,038	$7,523	$55,392	$8,549

Cost of revenues	$15,950	$7,433	$44,388	$9,506
Gross profit	6,088	90	11,004	(957)

Costs and expenses:
Selling, general and administrative	$12,332	$4,356	$55,059	$19,941
Total costs and expenses	$12,332	$4,356	$55,059	$19,941
Operating loss	$(6,244)	$(4,266)	$(44,055)	$(20,898)

Other income (expense):
Interest Expense	$(855)	$(112)	$(1,980)	$(112)
Gain on extinguishment of accounts payable	—	—	—	406
Loss on extinguishment of debt	—	—	(94)	(1,342)
Total other expense, net	(855)	(112)	(2,074)	(1,048)
Net loss from continuing operations before income tax expenses	(7,099)	(4,378)	(46,129)	(21,946)
Income tax benefit (expense)	243	(266)	523	(540)
Net loss from continuing operations	(6,856)	(4,643)	(45,606)	(22,486)
Net loss from discontinued operations, net of income taxes	—	1,826	—	(1,044)
Net loss including noncontrolling interests	(6,856)	(2,817)	(45,606)	(23,530)
Net loss attributable to noncontrolling interest	(383)	(10)	(960)	(10)
Net loss attributable to Applied Digital Corporation	$(6,473)	$(2,827)	$(44,646)	$(23,520)

Basic and diluted net (loss) gain per share:
Continuing Operations	$(0.07)	$(0.06)	$(0.49)	$(0.39)
Discontinued Operations	$—	$0.02	$—	$(0.02)
Basic and diluted net loss per share	$(0.07)	$(0.04)	$(0.49)	$(0.41)
Basic and diluted weighted average number of shares outstanding	95,146,122	76,631,835	93,976,233	57,121,096

Use and Reconciliation of Non-GAAP Financial Measures
This press release and our related earnings call contain certain non-GAAP financial measures. See below for discussion on each non-GAAP metric.

Adjusted Operating Loss and Adjusted Net Loss
Adjusted operating loss and adjusted net loss are non-GAAP measures that represent operating loss and net loss from continuing operations excluding stock-based compensation and nonrecurring expenses. We believe these are useful metrics as they provide additional information regarding factors and trends affecting our business and provide perspective on results absent one-time or significant non-cash items. However, Applied Digital’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Applied Digital’s computation of Adjusted Operating Loss and Adjusted Net Loss may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted Operating Loss and Adjusted Net Loss in the same fashion.

Because of these limitations, Adjusted Operating Loss and Adjusted Net Loss should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Applied Digital compensates for these limitations by relying primarily on its GAAP results and using Adjusted Operating Loss and Adjusted Net Loss on a supplemental basis. You should review the reconciliation of operating loss to Adjusted Operating Loss and net loss to Adjusted Net Loss above and not rely on any single financial measure to evaluate Applied Digital’s business.

EBITDA and Adjusted EBITDA
“EBITDA” is defined as earnings before interest, taxes, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, gain on extinguishment of accounts payable, loss on extinguishment of debt, one-time professional service costs, one-time electricity costs, and other non-recurring expenses. These costs have been adjusted as they are not indicative of business operations. Adjusted EBITDA is intended as a supplemental measure of Applied Digital’s performance that is neither required by, nor presented in accordance with, GAAP. Applied Digital believes that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. We also believe EBITDA and Adjusted EBITDA are useful metrics to investors because they provide additional information regarding factors and trends affecting our business, which are used in the business planning process to understand expected operating performance, to evaluate results against those expectations, and because of their importance as measures of underlying operating performance, as the primary compensation performance measure under certain programs and plans. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA, Applied Digital may incur future expenses similar to those excluded when calculating these measures. In addition, Applied Digital’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Applied Digital’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Applied Digital compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA above and not rely on any single financial measure to evaluate Applied Digital’s business.

Adjusted Gross Profit
“Adjusted Gross Profit” is a non-GAAP measure that represents gross profit adjusted for depreciation expense and one-time electricity charges within cost of revenues. We believe this is a useful metric as it provides additional information regarding gross profit aside from significant non-cash expenses in depreciation. However, Applied Digital’s presentation of this measure should not be construed as an inference that its future results will be unaffected by other factors within cost of revenues. Applied Digital’s computation of Adjusted Gross Profit may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted Gross Profit in the same fashion.

Because of these limitations, Adjusted Gross Profit should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Applied Digital compensates for these limitations by relying primarily on its GAAP results and using Adjusted Gross Profit on a supplemental basis. You should review the reconciliation of gross profit to Adjusted Gross Profit above and not rely on any single financial measure to evaluate Applied Digital’s business.

Reconciliation of GAAP to Non-GAAP Measures

	Three Months Ended		Fiscal Year Ended
$ in thousands	May 31, 2023	May 31, 2022	May 31, 2023	May 31, 2022
Adjusted operating loss
Operating Loss from Continuing Operations (GAAP)	$(6,244)	$(4,266)	$(44,055)	$(20,898)
Add: Stock-based compensation	5,195	—	32,074	12,337
Add: Gain on Extinguishment of Accounts Payable	—	—	—	(406)
Add: Loss on Extinguishment of Debt	—	—	94	1,342
Add: Non-recurring professional service costs	727	240	2,164	1,310
Add: One-time electricity charges	—	—	114	—
Add: Other non-recurring expenses	615	93	2,290	93
Adjusted Operating Loss from Continuing Operations (Non-GAAP)	$293	$(3,933)	$(7,320)	$(6,222)
Adjusted operating margin from Continuing Operations	1%	(52)%	(13)%	(73)%

Adjusted net income (loss)
Net Loss from Continuing Operations (GAAP)	$(6,856)	$(4,643)	$(45,606)	$(22,486)
Add: Stock-based compensation	5,195	—	32,074	12,337
Add: Gain on Extinguishment of Accounts Payable	—	—	—	(406)
Add: Loss on Extinguishment of Debt	—	—	94	1,342
Add: Non-recurring professional service costs	727	240	2,164	1,310
Add: One-time electricity charges	—	—	114	—
Add: Other non-recurring expenses	615	93	2,290	93
Adjusted net loss from Continuing Operations (Non-GAAP)	$(319)	$(4,310)	$(8,871)	$(7,810)

EBITDA and Adjusted EBITDA
Net Loss from Continuing Operations (GAAP)	$(6,856)	$(4,643)	$(45,606)	$(22,486)
Add: Interest Expense	855	112	1,980	112
Add: Income Tax Benefit (Expense)	(242)	266	(523)	540
Add: Depreciation and Amortization	2,636	875	7,267	1,120
EBITDA (Non-GAAP)	$(3,607)	$(3,390)	$(36,881)	$(20,714)
Add: Stock-based compensation	5,195	—	32,074	12,337
Add: Gain on Extinguishment of Accounts Payable	—	—	—	(406)
Add: Loss on Extinguishment of Debt	—	—	94	1,342
Add: Non-recurring professional service costs	727	240	2,164	1,310
Add: One-time electricity charges	—	—	114	—
Add: Other non-recurring expenses	615	93	2,290	93
Adjusted EBITDA (Non-GAAP)	$2,930	$(3,057)	$(146)	$(6,038)

Adjusted Gross Profit
Gross profit (GAAP)	$6,088	$90	$11,004	$(957)
Add: Depreciation and amortization in cost of revenues	1,739	1,010	4,320	1,070
Add: One-time electricity charges	—	—	114	—
Adjusted Gross Profit (Non-GAAP)	$7,827	$1,100	$15,438	$113

Investor Relations Contacts
Matt Glover or Alex Kovtun
Gateway Group, Inc.
(949) 574-3860
APLD@gateway-grp.com

Media Contact
Robert Collins or Brenlyn Motlagh
Gateway Group, Inc.
(949) 899-3135
APLD@gateway-grp.com